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                                                                    Exhibit 23-A

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Duke Energy Corporation on Form S-3 of our reports dated January 18, 2001, appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
 Deloitte & Touche LLP

Charlotte, North Carolina
April 12, 2001